Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 2nd day of May, 2014, by and between Good Times Restaurants Inc., a Nevada corporation (the “Company”), Hoak Public Equities, L.P., a Texas limited partnership (“Hoak”), and Rest Redux LLC, a Texas limited liability company (“ReRe”; each of Hoak and ReRe, an “Investor” and together, the “Investors”).

The parties hereby agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday, and any day which is a federal legal holiday.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Confidentiality Agreement” shall have the same meaning as provided in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Prospectus” shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 163 under the Securities Act.

“Purchase Agreement” shall mean the Purchase Agreement dated as of May 2, 2014 by and between the Investors, Small Island Investments Limited, and the Company, as amended from time to time.

“Register,” “registered,” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

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“Registrable Securities” shall mean (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144, or (B) such security becoming eligible for sale by an Investor without restriction (including without regard to volume limitations) pursuant to Rule 144.

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock held by an Investor or its transferees.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange, Inc., the Nasdaq Global Market, the Nasdaq Capital Market, or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which the New York Stock Exchange, Inc. is open for trading.

2.           Demand Registration.

(a)           Registration Statement.  Following the closing of the purchase and sale of the Shares pursuant to the Purchase Agreement (the “Closing”), each Investor shall have the right to require the Company, within 45 days of such Investor’s written request therefor, to prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities. Subject to any SEC comments, each Registration Statement filed pursuant to Section 2(a) shall include the plan of distribution attached hereto as Exhibit A; provided however, that no Investor shall be named as an “underwriter” without such Investor’s prior written consent. The Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules

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promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such Registration Statement relates.  Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4(c) to the Investors and/or counsel prior to its filing or other submission.  Notwithstanding anything else to the contrary contained herein, with respect to each of Hoak and ReRe (or its respective assignee), each such Investor shall only have the right to require the Company to file, and the Company shall only be obligated to file, one Registration Statement pursuant to this Section 2 (i.e., each Investor shall have one demand right and together they shall have two demand rights); provided that in the event that one Investor exercises a demand right under this Section 2 and the other Investor has the reasonable opportunity to register, pursuant to Section 3, all of the Registrable Shares held by such other Investor in the applicable demand registration (i.e., without any cutbacks), or such lesser amount as the other Investor elects to register, such other Investor shall lose its demand right under this Section 2; provided further that, in the event that any registration is commenced pursuant to this Section 2 and a sale of Registrable Securities thereunder is not consummated for any reason whatsoever (a “Failed Registration”) or the requesting Investor is unable for whatever reason to register 100% of the Registrable Securities requested to be included pursuant to the exercise of its demand (a “Limited Registration”), such Failed Registration or Limited Registration shall not be deemed to constitute a registration under this Section 2 and the Investor which exercised its demand right hereunder in respect of such registration (as well as any piggybacking Investor) shall retain its respective demand right for later use.  The foregoing loss of a demand right under this Section 2 shall also apply if an Investor has the reasonable opportunity to register, pursuant to Section 3, in a registration effected by the Company, rather than by the other Investor, all of the Registrable Shares held by such Investor, or such lesser amount as the Investor elects to register in such Company registration.

(b)           Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Investors’ reasonable expenses in connection with the registration (other than the Investors’ counsel), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers, or similar securities industry professionals with respect to the Registrable Securities being sold.  The Company shall not be responsible for fees and expenses of counsel to the Investors.

(c)           Effectiveness.

(i)           The Company shall use best efforts to have the Registration Statement covering the resale of the Registrable Securities declared effective by the SEC as soon as practicable and prior to the earlier of (x) ten Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (y) the 90th day after the Registration Statement is filed.

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The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within 48 hours, after (A) the Registration Statement is declared effective and (B) the filing of any related Prospectus under Rule 424(b), at which time the Company shall also provide the Investors with a copy of such related Prospectus.  After the Registration Statement has been declared effective by the SEC, the Company shall take all actions, including without limitation updating the Registration Statement as necessary, so that the Registrable Securities may be sold pursuant to the Registration Statement without restriction except as provided pursuant to subparagraph (ii) below.

(ii)           For not more than thirty consecutive days or for a total of not more than sixty days in any 12 month period, the Company may, without the approval of the Investors, delay the disclosure of material non-public information concerning the Company and thereby suspend its obligations under paragraphs (a) and (c) of this Section 2 (as well as the right of the Investors to use any Prospectus included in any Registration Statement contemplated by this Section) if the disclosure of such material non-public information is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (x) notify the Investors in writing of the existence of (but in no event, without the prior written consent of the Investors, shall the Company disclose to the Investors any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (y) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, and (z) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d)           Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be in breach of this Section 2 if a Registration Statement has not been filed, the effectiveness of a Registration Statement has been delayed, or a Prospectus has been unavailable as a result of (i) a failure by an Investor to promptly provide on request by the Company any information required by this Agreement or requested by the SEC (which upon notice to such Investor, such Investor fails to cure within a reasonable period), (ii) the provision of inaccurate or incomplete information by an Investor (which upon notice to such Investor, such Investor fails to cure within a reasonable period), or (iii) a statement or determination of the SEC that any provision of the rights of the Investors under this Agreement are contrary to the provisions of the Securities Act (of which the Company shall provide immediate notice to each Investor).

3.           Piggyback Registration.

(a)           Notice of Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for any shareholder of the Company, including either Investor or any other shareholder) any shares of its Common Stock under the Securities Act in connection with a public offering of such shares solely for cash (other than (i) a registration relating solely to an employee benefit plan, (ii) a registration relating solely to a transaction under Rule 145 of the Securities Act, (iii) a registration on

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any form not available for registering the Registrable Securities for sale to the public, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall promptly, and in any event at least ten days prior to the filing of the applicable registration statement, give written notice to the Investors of its intention to effect such registration.  Upon the written request of an Investor given within ten days after the mailing of such notice by the Company, the Company shall, subject to the provisions of this Section 3, cause to be registered under the Securities Act all of the Registrable Securities that such Investor has requested to be registered.

(b)           Underwriting.  If a registration of which the Company gives notice pursuant to Section 3(a) is for a registered public offering involving an underwriting, the Company shall so advise the Investors as part of its written notice.  In such event, the right of each Investor to registration pursuant to this Section 3 shall be conditioned upon such Investor’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

(c)           Underwriting Agreement.  If an Investor proposes to distribute Registrable Securities through such underwriting pursuant to this Section 3, such Investor, together with the Company and all other shareholders distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

(d)           Limitation of Underwritten Securities.  If the applicable registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, the number of Registrable Securities to be included therein by the Investors (determined pro rata based on the number of Registrable Securities requested to be included by each).  Notwithstanding the foregoing, in no event shall (x) the number of Registrable Securities in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (y) the number of Registrable Securities included in the offering be reduced below 25 percent of the total number of securities included in such offering.

(e)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not either Investor has elected to include any Registrable Securities in such registration and shall promptly notify each Investor of such termination or withdrawal.

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4.           Company Obligations.  The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as practicable:

(a)           Use commercially reasonable efforts to cause the Registration Statement to become effective after 4:00 p.m. Eastern time (the date the Registration Statement is declared effective shall be referred to as the “Effective Date”) and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction (including without regard to volume limitations) pursuant to Rule 144 (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b)           Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)           Provide copies to and permit counsel designated by any participating Investor, if any, in the selling securityholder questionnaire attached hereto as Exhibit B (the “Selling Securityholder Questionnaire”) to review the Registration Statement and all amendments and supplements thereto no fewer than seven days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)           Furnish to each participating Investor and its legal counsel, if any, designated in the Selling Securityholder Questionnaire (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two Business Days after the filing date, receipt date, or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)           Use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)           Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with each participating Investor and

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its legal counsel, if any, designated in the Selling Securityholder Questionnaire in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by an Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)           Use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange, interdealer quotation system, or other market on which similar securities issued by the Company are then listed;

(h)           Immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC, and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i)           Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act prior to 9:30 a.m. Eastern time on the Trading Day immediately following the Effective Date, promptly inform each participating Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, such Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder.  For the purpose of this subsection 4(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the Effective Date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

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(j)           With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

5.           Due Diligence Review; Information.  The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with an Investor and who are reasonably acceptable to the Company), all financial and other records, all SEC Reports (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors, and employees, within a reasonable time period, to supply all such information reasonably requested by an Investor or any such representative, advisor, or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and their representatives, advisors, and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company may disclose material nonpublic information to an Investor, or to advisors to or representatives of an Investor, subject to the terms of the Confidentiality Agreement.  If no such Confidentiality Agreement with an applicable Investor is then in effect at the time, prior to disclosure of such material nonpublic information, the Company shall identify such information as being material nonpublic information and provide the relevant Investor or such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review, and in such case whereby such Investor chooses to accept such information, such Investor shall enter into an appropriate confidentiality agreement with the Company with respect thereto.

6.           Obligations of the Investors.

(a)           Each Investor shall furnish to the Company a Selling Securityholder Questionnaire and such additional information regarding itself, the Registrable Securities

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held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.  At least ten Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify an Investor of the information the Company requires from such Investor, to the extent not included in the Selling Securityholder Questionnaire, if such Investor elects to have any of the Registrable Securities included in the Registration Statement.  An Investor shall provide such information to the Company at least two Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)           An Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           An Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii), or (ii) the happening of an event pursuant to Section 4(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until such Investor is advised by the Company that such dispositions may again be made.

7.           Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless each Investor and its respective officers, directors, members, investors, employees, and agents, successors and assigns, and each other person, if any, who controls an Investor (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or omission or alleged untrue statement or omission of any material fact in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof required to be stated therein or necessary to make the statements therein not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document, or information herein called a “Blue Sky Application”); (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iv) any failure to register or qualify the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will

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undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor and each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon (x) an Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised such Investor in writing that the Company does not meet such conditions and that therefore such Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities and has provided such Investor with a current Prospectus for such use, (y) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by an Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, or (z) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities, or expenses.

(b)           Indemnification by the Investors.  Each Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expense (including reasonable attorneys’ fees) resulting from (i) such Investor’s failure to comply with the prospectus delivery requirements of the Securities Act at any time when the Company does not meet the conditions for use of Rule 172, has advised such Investor in writing that the Company does not meet such conditions and that therefore such Investor is required to deliver a Prospectus in connection with any sale or other disposition of Registrable Securities, and has provided such Investor with a current Prospectus for such use, (ii) the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor that such Prospectus is outdated or defective and the use of a corrected or updated Prospectus would have avoided such losses, claims, damages, liabilities, or expenses, and (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 7 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (z) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.

No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

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8.           Miscellaneous.

(a)           Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Investors.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Investors to such amendment, action, or omission to act.

(b)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

(c)           Assignments and Transfers by the Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.  Each Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)           Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer, or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Investors, after notice duly given by the Company to the Investors.

(e)           Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Counterparts; Fax and Electronic Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or electronic signature, which shall be deemed an original.

(g)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the

Registration Rights Agreement	Page 12

maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

Registration Rights Agreement	Page 13

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:
GOOD TIMES RESTAURANTS INC.
By: _________________________
Name: Boyd E. Hoback
Title: President & CEO
INVESTOR:
HOAK PUBLIC EQUITIES, L.P.
By: Hoak Fund Management, L.P., its General Partner
By: Hoak & Co., its General Partner

By: _________________________
Name: J. Hale Hoak
Title: President
REST REDUX LLC
By: _________________________
Name:
Title:

Registration Rights Agreement	Signature Page

Exhibit A

Plan Of Distribution

The selling shareholders, which is used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee, or other successor in interest as a

Exhibit A – Plan of Distribution	Page 1

selling shareholder under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, to the extent applicable we will make copies

Exhibit A – Plan of Distribution	Page 2

of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit A – Plan of Distribution	Page 3

Exhibit B

Good Times Restaurants Inc.

Selling Securityholder Questionnaire

The undersigned beneficial owner (the “Selling Securityholder”) of common stock (“Common Stock”) of Good Times Restaurants Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (“SEC”) one or more Registration Statements for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of May 2, 2014 (the “Registration Rights Agreement”), among the Company and the Investors named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full legal name of Selling Securityholder: ______________________________________________________________________ _____________________________________________________________________

(b)
Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:  _________________________________________________
__________________________________________________________________

(c)
Full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire): ___________________
__________________________________________________________________________

(d)	State of organization or domicile of Selling Securityholder: ______________________________ _________________________________________________

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:
Email:

Note:	By providing an email address, the undersigned hereby consents to receipt of notices by email.

Exhibit B – Selling Securityholder Questionnaire	Page 1

Any such notice shall also be sent to the following address (which shall not constitute notice):

Telephone:
Fax:
Contact Person:
Email:

3.	Beneficial Ownership of Registrable Securities:

Type and principal amount of Registrable Securities beneficially owned: _______________________________________________________________________________________________________

If applicable, provide the information required by Items 1 and 2 for each beneficial owner. _______________________________________________________________________________________________________

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐                      No  ☐

Note:  If yes, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Registration Rights Agreement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐                      No  ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐                      No  ☐

Note:  If no, the Commission’s staff has indicated that you should be identified as an underwriter in any Registration Statement filed pursuant to the Registration Rights Agreement.

If you checked “Yes” to either of the questions in Item 4(a) or Item 4(b) above, please state (a) the name of any such broker-dealer, (b) the nature of your affiliation or association with such broker-dealer, (c) information as to such broker-dealer’s participation in any capacity in the offering or the original placement of the Securities, (d) the number of shares of equity securities or face

Exhibit B – Selling Securityholder Questionnaire	Page 2

value of debt securities of the Company owned by you, (e) the date such securities were acquired and (f) the price paid for such securities.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item 3 only as set forth in Exhibit B to the Registration Rights Agreement (if at all):

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Registration Rights Agreement and each related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related prospectus.

Exhibit B – Selling Securityholder Questionnaire	Page 3

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.  The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

[Signature Page Follows]

Exhibit B – Selling Securityholder Questionnaire	Page 4

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Good Times Restaurants Inc.
601 Corporate Circle
Golden, CO 80401
Fax No.:  (303) 384-1400
Attn:  Boyd E. Hoback, President& CEO

with a copy to:

Snell & Wilmer L.L.P.
1200 Seventeenth Street, Suite 1900
Denver, CO 80202
Fax No.:  (303) 634-2020
Attn:  Roger C. Cohen, Esq.

Exhibit B – Selling Securityholder Questionnaire	Page 5